UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2008

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2008, we entered into a $25.0 million revolving loan agreement (the "Agreement") with First Victoria National Bank (the "Bank"). The Agreement replaces our $12.5 million revolving loan agreement with the Bank. Under the terms of the Agreement, we may borrow up to $25 million on a revolving basis, subject to a borrowing base as more fully described below, through September 24, 2010. At any time up until the maturity of the Agreement we may, at our option, convert any or all amounts outstanding into amortizing term notes. The term notes will provide for monthly amortization over a 48 month term. The total amount outstanding under the Agreement may not exceed the borrowing base. Interest on amounts outstanding under the Agreement is payable monthly at the Bank’s prime rate.

We have granted the Bank a security interest in substantially all of our domestic assets, consisting of all of the assets of Mitcham Industries, Inc., other than the stock of its subsidiaries. The Agreement contains various restrictive covenants common in agreements of this nature, including limitations on the occurrence of additional debt and the granting of additional security interests. We are also required to meet certain financial maintenance covenants. These covenants require that we have a consolidated debt to shareholders’ equity ratio of not more than 0.7 to 1.0, a ratio of consolidated current assets to current liabilities of not less than 1.25 to 1.0 and consolidated earnings before interest, taxes, depreciation and amortization of not less than $2.0 million, in each case measured at the end of each fiscal quarter.

Amounts outstanding under the Agreement cannot exceed the lesser of $25.0 million and a borrowing base as defined in the Agreement. The borrowing base is equal to the sum of (1) 70% of our trade accounts receivable arising from the lease of equipment or from services performed by us for third parties in the United States or Canada and which have been invoiced to the applicable third party less than 90 days prior to the delivery of such information to the Bank; (2) 50% of the appraised value of our U.S.- based equipment lease pool; and (3) 80% of the purchase price of newly purchased lease pool equipment that becomes collateral for the Agreement. The inclusion of accounts receivable from parties other than those located in the U.S. and Canada is subject to the approval of the Bank.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed as a part of this report:

Exhibit No. Description
10.1 Loan Agreement dated September 24, 2008 between Mitcham
Industries, Inc. and First Victoria National Bank

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

September 25, 2008	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement dated September 24, 2008 between Mitcham Industries, Inc. and First Victoria National Bank